UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 31, 2011, OptimumBank Holdings, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Report”) to report, among other items, the completion by the Company on October 27, 2011, of an $8.3 million common stock offering in a private placement (the “Private Placement”) to individual accredited investors, including approximately $1.9 million to members of its Board of Directors. The Private Placement consisted of the sale of 20,639,250 shares of common stock at $.40 per share (the “Common Shares”).

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report to disclose the terms of the subscription agreements (“Subscription Agreements”) for the purchase of the Common Shares entered into by the directors and executive officers of the Company in connection with the Private Placement. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.

Item 1.01. Entry Into a Material Definitive Agreement

As part of the Private Placement, certain executive officers and directors of the Company (the “Related Parties”) purchased 4,715,000 Common Shares, amounting to $1,886,000, under identical terms as other investors (the “Other Purchasers”) in the Private Placement, including the $.40 per share price paid by Other Purchasers. The terms of the sales to, and purchases by, the Related Parties are contained in separate but substantially identical subscription agreements (the “Related Party Subscription Agreements”). The Related Party Subscription Agreements contain customary representations and warranties by the Company, and terms substantially identical to the subscription agreements entered into by Other Purchasers, including registration rights for the Common Shares as previously described in the Report. The foregoing description of the Related Party Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Related Party Subscription Agreement filed as Exhibit 10.4 to this Amendment and incorporated herein by reference.

A breakdown of the Common Shares sold to the Company’s executive officers and directors is as follows:

Name and Position	Number of Shares	Amount of Investment ($)
Sam Borek, Chairman of the Board and Director	2,000,000	800,000
Moishe Gubin, Director	1,800,000	720,000
Seth Gillman, Director	750,000	300,000
Wendy Mitchler, Director	125,000	50,000
Thomas Procelli, Executive Vice President, OptimumBank	25,000	10,000
Howard Zusman, Senior Vice President, Lending, OptimumBank	15,000	6,000
Total	4,715,000	$1,886,000

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.4	Form of Subscription Agreement between OptimumBank Holdings, Inc. and Related Parties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2011	By:	/s/ Richard L. Browdy
Richard L. Browdy
President and Chief Financial Officer